Electronic Articles of Incorporation
For

P10000011469
FILED
February 08, 2010
Sec. Of State
rdunlap

US NATURAL GAS CORP

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

US NATURAL GAS CORP

Article II

The principal place of business address:

33 6TH STREET SOUTH
SUITE 600
ST. PETERSBURG, FL. US 33701

The mailing address of the corporation is:

33 6TH STREET SOUTH
SUITE 600
ST. PETERSBURG, FL. US 33701

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

ADVENTURE ENERGY, INC
33 6TH STREET SOUTH
SUITE 600
ST. PETERSBURG, FL. 33701

I certify that I am familiar with and accept the responsibilities of registered agent.

P10000011469
FILED
February 08, 2010
Sec. Of State
rdunlap

Registered Agent Signature: WAYNE ANDERSON, PRESIDENT

Article VI

The name and address of the incorporator is:

WAYNE ANDERSON
33 6TH STREET SOUTH
SUITE 600
ST. PETERSBURG, FL 33701

Incorporator Signature: WAYNE ANDERSON

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
WAYNE ANDERSON
33 6TH STREET SOUTH, SUITE 600
ST. PETERSBURG, FL. 33701 US

Title: VP
JIM ANDERSON
33 6TH STREET SOUTH, SUITE 600
ST. PETERSBURG, FL. 33701 US

Title: S
WAYNE ANDERSON
33 6TH STREET SOUTH, SUITE 600
ST. PETERSBURG, FL. 33701 US

Title: T
WAYNE ANDERSON
33 6TH STREET SOUTH, SUITE 600
ST. PETERSBURG, FL. 33701 US

Title: D
WAYNE ANDERSON
33 6TH STREET SOUTH, SUITE 600
ST. PETERSBURG, FL. 33701 US

Article VIII

The effective date for this corporation shall be:

02/01/2010